UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2007

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

200 Oceangate, Suite 100
Long Beach, CA 90802
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

One Golden Shore Drive
Long Beach, CA 90802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Mercy CarePlus is party to a Medicaid Managed Care contract with the Missouri Department of Social Services, Division of Medical Services, covering the designated Central, Eastern, and Western Regions of Missouri (Contract No. C306118003). The contract sets forth the terms, conditions, and performance requirements under which Mercy CarePlus participates as a health care provider in the Missouri MC+ Managed Care program, including the scope of benefits and relevant capitation amounts. The stated contract period runs from June 1, 2006 through June 30, 2007, subject to two additional one-year renewal periods that would extend the contract through June 30, 2009. In April 2007, the State amended the contract to provide for the annual revision to the contract's capitation amounts and to formally extend the contract term through June 30, 2008.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On November 1, 2007, Molina Healthcare, Inc. closed on its acquisition of Mercy CarePlus, a licensed Medicaid managed care plan based in St. Louis, Missouri. The acquisition was effected in accordance with the Purchase Agreement dated as of September 6, 2007, by and among: Molina Healthcare, Inc.; the Alliance for Community Health, LLC, a Missouri nonprofit corporation doing business as Mercy CarePlus; CCP Holdings, LLC, a Missouri limited liability company; and Jerry Linder, Christopher Cristea, and Edward Oswald, individuals. The purchase price for the acquisition was $80 million, subject to adjustment based upon an analysis after closing of Mercy CarePlus' risk-based capital and incurred but not reported medical costs (IBNR). Net of retained cash, the purchase price was approximately $74 million. The sellers are entitled to an additional $5 million payment from Molina Healthcare in the event the earnings of Mercy CarePlus in the twelve months ended June 30, 2008 are in excess of $22 million. The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

The acquisition was funded with available cash and the proceeds from Molina Healthcare's recent offering of convertible senior notes. As of September 30, 2007, Mercy CarePlus served approximately 61,700 Medicaid and 6,100 SCHIP members.

Other than in respect of the acquisition, there are no material relationships between Molina Healthcare or any of its affiliates, directors, or officers, and Mercy CarePlus.

Item 9.01.    Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

    The financial statements required by Item 9.01(a) of Form 8-K shall be filed by amendment on or before January 17, 2008.

(b) Pro forma financial information.

    The pro forma financial statements required by Item 9.01(b) of Form 8-K shall be filed by amendment on or before January 17, 2008.

(c) Shell company transactions.

    Not applicable.

(d) Exhibits

    Ex. 2.1 -- Purchase Agreement dated September 6, 2007 (previously filed as Exhibit 10.1 to the Form 8-K of Molina Healthcare filed on September 7, 2007).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: November 07, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer and General Counsel